UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 10, 2007

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, N.E.

Suite 1200

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 206-4200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2007, Mueller Water Products, Inc. (the “Company”) adopted a new compensation program for its Anvil International business segment in which Mr. Fish, Anvil’s President, participates. Mr. Fish is entitled to receive (a) a special bonus award equal to 100% of his base salary if he remains employed by Anvil through September 30, 2009; and (b) an incentive award equal to 25% of his annual bonus for the period between October 1, 2007 and September 30, 2009 (or an earlier date, under certain circumstances) so long as he (i) remains continuously employed by Anvil through the date of payment of such award and (ii) achieves his annual performance targets.

Mr. Fish is also entitled to the special bonus award if there is a change of control of Anvil, and he is entitled to a termination payment equal to 100% of his salary and 100% of the greater of his target bonus and most recently paid bonus, if there is a change of control of Anvil and his employment is terminated without cause during the two year period thereafter. Cause is defined as (a) conviction of a felony or any other crime involving dishonesty, fraud or moral turpitude; (b) fiduciary breach against the Company, Anvil or the successor to Anvil; (c) failure to adequately perform his duties; and (d) negligence in the performance of his duties.

The foregoing description of the program does not purport to be complete and is qualified in its entirety by reference to the attached copy of the program.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.18	Mueller Water Products, Inc. Special Bonus, Incentive Award and Termination Protection Program

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2007	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Robert Barker
Robert Barker
Executive Vice President and General Counsel

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